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                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


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[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             THE MEXICO FUND, INC.
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               (Name of Registrant as Specified In Its Charter)

                             THE MEXICO FUND, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                FOR: The Mexico Fund, Inc.

                                            CONTACT: Eduardo Solano
                                                     The Mexico Fund, Inc.
                                                     011-52-55-5282-8900

FOR IMMEDIATE RELEASE
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                     ISS RECOMMENDS MEXICO FUND STOCKHOLDERS
                       VOTE FOR ELECTION OF DIRECTORS AND
                    AMENDMENT TO THE FUND ADVISORY AGREEMENT



WASHINGTON, D.C., March 27, 2003- The Mexico Fund, Inc. (NYSE: MXF) announced today that Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, has recommended to its clients that Fund stockholders vote for both the election of Philip Caldwell and Jaime Serra Puche to the Board of Directors and the amendment of the Investment Advisory and Management Agreement, at the annual meeting of stockholders on Thursday, April 3.

ISS provides detailed proxy recommendations that are relied upon by more than 700 U.S.-based institutional investment firms, mutual funds, and other fiduciary organizations.

In reaching its decision to approve the new Investment Advisory and Management Agreement, ISS noted in its March 26, 2003 report that:

"It is reasonable to expect that the Fund's future success lies with Impulsora and that the fee increase is necessary given the new realities facing the fund."*

and concluded:

"... without Impulsora and the new agreement, the Board would have difficulty finding as knowledgeable an advisor at the same fee levels. ISS therefore believes that the Board has been diligent and that an advisory fee increase is the most practical solution for the fund going forward."*

For further information, contact Eduardo Solano, the Fund's Investor Relations Vice President, at 011-52-55-5282-8900, or by email at investor-relations@themexicofund.com.

The Mexico Fund, Inc. is a non-diversified closed-end management investment company with the investment objective of long-term capital appreciation through investments in securities, primarily equity, listed on the Mexican Stock Exchange. The Fund provides a

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vehicle to investors who wish to invest in Mexican companies through a managed non-diversified portfolio as part of their overall investment program.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Mexico Fund or any other person that the events or circumstances described in such statement are material.


* Permission to use quotations neither sought nor obtained.